Exhibit 10.6

SOFTWARE DEVELOPMENT CONTRACT

This Software Development Contract (“Agreement”) is entered into as of 20 July 2024 by and between:

Republic Power Pte Ltd, a company incorporated in Singapore with its principal place of business at 158 Kallang Wy, #06-08, Singapore 349245 (“Client”),

AND

[Vendor], a company incorporated in Singapore with its principal place of business at [address].

The Client and Vendor may be referred to individually as a “Party” or collectively as the “Parties.”

1. Definitions

1.	Agreement: This Software Development Contract, including all exhibits and attachments.

2.	Deliverables: The software, documentation, and other materials to be delivered by the Vendor under this Agreement.

3.	Project: The development of the Medical Superapp as described in Exhibit A.

4.	Confidential Information: Any non-public information disclosed by one Party to the other, including but not limited to business plans, technical specifications, and trade secrets.

5.	Warranty Period: The 3-month period following the delivery of the software during which the Vendor will provide bug fixes and updates.

2. Scope of Work

The Vendor agrees to design, develop, and deliver the Medical Superapp as described in Exhibit A (attached and incorporated into this Agreement). The scope of work includes:

1.	Requirements Gathering: Collaborate with the Client to define project goals, user personas, and technical specifications.

2.	Design: Create wireframes, UI/UX designs, and prototypes for Client approval.

3.	Development: Develop the software modules as outlined in Exhibit A.

4.	Testing: Conduct unit testing, integration testing, and user acceptance testing (UAT).

5.	Deployment: Deploy the software to production servers and ensure data migration (if applicable).

6.	Training: Provide training sessions for the Client’s staff.

7.	Post-Launch Support: Provide bug fixes and updates during the Warranty Period.

3. Payment Terms

1.	Total Contract Price: SGD.

2.	Payment Schedule:

o	Milestone 1 (30%): SGD upon project kickoff and Client approval of wireframes and UI/UX design.

o	Milestone 2 (50%): SGD upon delivery and Client approval of all developed modules.

o	Milestone 3 (20%): SGD upon successful deployment, training, and completion of the 3-month Warranty Period.

3.	Payment Method: All payments shall be made via bank transfer to the Developer’s designated account.

4.	Late Payment: A late fee of 1.5% per month will be applied to any overdue payments.

4. Intellectual Property Rights

1.	Ownership: Upon full payment, ownership of the developed software, including source code, documentation, and related materials, will transfer to the Client.

2.	Pre-Existing IP: The Developer retains ownership of any pre-existing intellectual property or tools used in the development process.

3.	License: During the development period, the Developer grants the Client a non-exclusive, royalty-free license to use any pre-existing IP solely for the purpose of the Project.

5. Confidentiality

1.	Obligations: Both Parties agree to maintain the confidentiality of all Confidential Information disclosed during the Project.

2.	Exclusions: Confidential Information does not include information that:

o	Is or becomes publicly available without breach of this Agreement.

o	Is independently developed by the receiving Party without reference to the disclosing Party’s information.

3.	Survival: This confidentiality obligation survives the termination of this Agreement for a period of 3 years.

6. Warranties

1.	Functionality: The Developer warrants that the software will function as described in the specifications for the duration of the Warranty Period.

2.	Bug Fixes: The Developer will provide bug fixes and updates during the Warranty Period at no additional cost.

3.	Exclusions: The Developer does not warrant that the software will be error-free or meet all of the Client’s requirements beyond the agreed specifications.

7. Limitation of Liability

1.	Cap on Liability: The Developer’s total liability under this Agreement shall not exceed the total amount paid by the Client.

2.	Exclusions: The Developer is not liable for any indirect, incidental, or consequential damages, including but not limited to lost profits, data loss, or business interruption.

8. Termination

1.	Termination for Cause: Either Party may terminate this Agreement with 30 days’ written notice if the other Party breaches any material term of this Agreement and fails to remedy the breach within the notice period.

2.	Termination for Convenience: The Client may terminate this Agreement for convenience with 30 days’ written notice. In such cases, the Client will pay for all work completed up to the termination date.

3.	Effect of Termination: Upon termination, the Developer will deliver all completed work and materials to the Client.

9. Dispute Resolution

1.	Negotiation: Any disputes arising under this Agreement shall first be resolved through good-faith negotiations between the Parties.

2.	Mediation: If negotiations fail, the Parties agree to mediate the dispute through a mutually agreed mediator in Singapore.

3.	Arbitration: If mediation fails, the dispute shall be resolved by binding arbitration in accordance with the rules of the Singapore International Arbitration Centre (SIAC).

4.	Costs: The prevailing Party in any legal action shall be entitled to recover reasonable attorney’s fees and costs.

10. Governing Law

This Agreement shall be governed by and construed in accordance with the laws of Singapore. Any legal actions arising under this Agreement shall be brought exclusively in the courts of Singapore.

11. Miscellaneous

1.	Entire Agreement: This Agreement constitutes the entire understanding between the Parties and supersedes all prior agreements, representations, or understandings, whether written or oral.

2.	Amendments: Any amendments to this Agreement must be in writing and signed by both Parties.

3.	Assignment: Neither Party may assign this Agreement without the prior written consent of the other Party.

4.	Force Majeure: Neither Party shall be liable for delays or failures in performance due to events beyond their reasonable control, including but not limited to natural disasters, acts of war, or government restrictions.

12. Signatures

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

Client: Republic Power Pte Ltd

Signature:
Name:
Title:

Date:

Vendor:

Signature:
Name:
Title:

Date:

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